ParkOhio Announces Strong First Quarter 2024 Results

•Net sales of $418 million compared to $424 million in Q1 2023
•GAAP EPS from continuing operations improved 36% to $0.83 per diluted share, up from $0.61 in Q1 2023; Adjusted EPS from continuing operations of $0.85 per diluted share, up 18% vs. $0.72 in Q1 2023
•Gross margin of 17.1% improved 120 basis points year-over-year
•EBITDA, as defined was $38 million, an increase of 19% compared to Q1 2023
•Full year 2024 outlook unchanged

CLEVELAND, OHIO, April 29, 2024 — Park-Ohio Holdings Corp. (NASDAQ: PKOH) today announced its results for the first quarter of 2024.

“We are pleased with our first quarter results, particularly as it relates to our improved quality of earnings. Our results are in line with our prior expectations, and we continue to see solid backlogs in most businesses, especially in our equipment and forging end markets. We will continue our focus on operating excellence and improved cash flow metrics throughout the remainder of the year. Additionally, we continue to benefit broadly from macro-economic trends, which include increased investments in critical end markets including aerospace, defense, EV, industrial electrification and infrastructure," said Matthew V. Crawford, Chairman and Chief Executive Officer.

FIRST QUARTER CONSOLIDATED RESULTS FROM CONTINUING OPERATIONS

In the first quarter of 2024, net sales from continuing operations were $417.6 million compared to $423.5 million in the 2023 period. Gross margin was 17.1%, an increase of 120 basis points compared to 15.9% in the 2023 first quarter. Income from continuing operations attributable to ParkOhio common shareholders in the first quarter of 2024 was $10.6 million, or $0.83 per diluted share, compared to $7.5 million, or $0.61 per diluted share in the first quarter of 2023. Excluding special items, adjusted EPS from continuing operations was $0.85 per diluted share in the first quarter of 2024 compared to $0.72 per diluted share in the 2023 period. The year-over-year profit improvement was driven by record operating profit in our Supply Technologies segment and benefits from ongoing profit-improvement actions, including product pricing. Please refer to the table that follows for a reconciliation of income from continuing operations to adjusted income from continuing operations.

FIRST QUARTER SEGMENT RESULTS FROM CONTINUING OPERATIONS
In our Supply Technologies segment, net sales in the first quarter of 2024 were $196.9 million compared to $195.8 million in the first quarter a year ago, due to continued strong customer demand in most of our key end markets, driven by a 28% increase in the aerospace and defense market and year-over-year growth in our industrial supply business, partially offset by decreases in the heavy-duty truck, lawn and garden and agricultural equipment markets. Sales in our fastener manufacturing business were up 15% year-over-year, driven by higher customer demand for our proprietary products throughout North America and Europe. Segment operating income improved $5.5 million to $19.5 million in the first quarter of 2024 compared to $14.0 million in the first quarter 2023. Operating income margin was a record 9.9% in the 2024 quarter, up 270 basis points
-more-

from 7.2% in the 2023 first quarter, due primarily to an increase in higher-margin sales and lower supply chain costs, and strong demand in our fastener manufacturing business.

In Assembly Components, net sales were $107.2 million compared to $110.4 million in the 2023 first quarter. Sales were slightly lower year-over-year due to lower unit volumes, primarily in our fuel rail and extruded rubber products businesses. Segment operating income was $8.6 million in the first quarter of 2024 compared to $7.3 million in the corresponding 2023 quarter. Operating income margin was 8.0% in the 2024 period, up 140 basis points from 6.6% in the 2023 first quarter. The 18% improvement in segment operating income in the 2024 period compared to the same period a year ago was driven by the benefit of ongoing profit improvement initiatives, improved product pricing and the benefit from completed plant closure and consolidation actions.

In Engineered Products, net sales were $113.5 million in the 2024 first quarter compared to $117.3 million in last year's first quarter, driven by lower new equipment sales in our capital equipment business. Sales in our aftermarket parts and service business continued to be robust and grew 16% year-over-year. New equipment backlog totaled $151 million at March 31, 2024 compared to $162 million at December 31, 2023. In our forged and machined products business, first quarter 2024 sales were up 4% compared to the same quarter a year ago, driven by strong forging equipment sales. Segment operating income in the 2024 first quarter was $3.5 million compared to $5.0 million in the 2023 first quarter. On an adjusted basis, which excludes plant closure and consolidation and acquisition-related expenses, segment operating income was $3.8 million in the first quarter of 2024 compared to $7.0 million in the 2023 period, resulting from lower sales and margins in our capital equipment business and higher operating costs in our forged and machined products business. As previously announced, on February 29, 2024, we completed the acquisition of EMA Indutec GmbH (“EMA”) to expand our leading global induction business throughout Europe, our portfolio of induction equipment brands and our aftermarket service capabilities.

Please refer to the tables that follow for a reconciliation of segment operating income to adjusted segment operating income.

LIQUIDITY AND CASH FLOW

EBITDA, as defined totaled $37.8 million in the 2024 first quarter, up 19% year-over-year. During the first quarter of 2024, operating cash flow from continuing operations was $2.3 million, an improvement from $0.2 million in the 2023 period, and free cash flow improved by $2.3 million in the 2024 period compared to the first quarter of 2023.

At March 31, 2024, our total liquidity was $167.5 million, which included cash on hand of $61.6 million and $105.9 million of unused borrowing availability under our credit arrangements.

CREDIT AGENCY UPGRADE

The Company previously announced on April 10, 2024 that S&P Global (“S&P”) has upgraded the ratings of Park-Ohio Industries, Inc., including the issuer credit rating to B from B-, and the issue-level rating on the Company’s $350 million senior unsecured notes to B-. S&P noted that the upgrades and stable outlook reflect improved operating performance in 2023, and its view that ParkOhio will continue to improve profitability, generate positive free operating cash flow and continue deleveraging over the next 12 months.
2024 OUTLOOK - CONTINUING OPERATIONS

For 2024, we continue to expect revenue growth in the mid-single digit range year-over-year, driven by continued strong demand in most end markets in Supply Technologies and Assembly Components, and the strength of our backlog in Engineered Products. In addition, we continue to expect year-over-year improvement in EPS and EBITDA, as defined.
CONFERENCE CALL

A conference call reviewing ParkOhio’s first quarter 2024 results will be broadcast live over the Internet on Tuesday April 30, commencing at 10:00 am Eastern Time. Simply log on to http://www.pkoh.com. An investor presentation is available on the Company's website.

ParkOhio is a diversified international company providing world-class customers with a supply chain management outsourcing service, capital equipment used on their production lines, and manufactured components used to assemble their products. Headquartered in Cleveland, Ohio, ParkOhio operates approximately 130 manufacturing sites and supply chain logistics facilities worldwide, through three reportable segments: Supply Technologies, Assembly Components and Engineered Products.

This news release contains forward-looking statements, including statements regarding future performance of the Company, that are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors that could cause actual results to differ materially from expectations include, but are not limited to, the following: our ability to realize any contingent consideration from the sale of the Aluminum Products business; the impact supply chain and logistic issues have on our business, results of operations, financial position and liquidity; our substantial indebtedness; the uncertainty of the global economic environment; general business conditions and competitive factors, including pricing pressures and product innovation; demand for our products and services; the impact of labor disturbances affecting our customers; raw material availability and pricing; fluctuations in energy costs; component part availability and pricing; changes in our relationships with customers and suppliers; the financial condition of our customers, including the impact of any bankruptcies; our ability to successfully integrate recent and future acquisitions into existing operations, including the EMA acquisition; the amounts and timing, if any, of purchases of our common stock; changes in general economic conditions such as inflation rates, interest rates, tax rates, unemployment rates, higher labor and healthcare costs, recessions and changing government policies, laws and regulations, including those related to the current global uncertainties and crises, such as tariffs and surcharges; adverse impacts to us, our suppliers and customers from acts of terrorism or hostilities, including the conflicts between Russia and Ukraine and in the Middle East, or political unrest, including the rising tension between China and the United States; public health issues, including the outbreak of infectious diseases and any impact on our facilities and operations and our customers and suppliers; our ability to meet various covenants, including financial covenants, contained in the agreements governing our indebtedness; disruptions, uncertainties or volatility in the credit markets that may limit our access to capital; potential disruption due to a partial or complete reconfiguration of the European Union; increasingly stringent domestic and foreign governmental regulations, including those affecting the environment or import and export controls and other trade barriers; inherent uncertainties involved in assessing our potential liability for environmental remediation-related activities; the outcome of pending and future litigation and other claims and disputes with customers; our dependence on the automotive and heavy-duty truck industries, which are highly cyclical; the dependence of the automotive industry on consumer spending; our ability to negotiate contracts with labor unions; our dependence on key management; our dependence on information systems; our ability to continue to pay cash dividends, and the timing and amount of any such dividends; and the other factors we describe under "Item 1A. Risk Factors" included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. In light of these and other uncertainties, the inclusion of a forward-looking statement herein should not be regarded as a representation by us that our plans and objectives will be achieved. The Company assumes no obligation to update the information in this release.

CONTACT:	MATTHEW V. CRAWFORD
PARK-OHIO HOLDINGS CORP.
(440) 947-2000

Park-Ohio Holdings Corp. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended March 31,
	2024	2023
	(In millions, except per share data)
Net sales	$417.6	$423.5
Cost of sales	346.2	356.3
Selling, general and administrative expenses	47.1	45.3
Restructuring, acquisition-related and other special charges	0.3	2.5
Gain on sale of assets	—	(0.8)
Operating income	24.0	20.2
Other components of pension and other postretirement benefits income, net	1.3	0.7
Interest expense, net	(11.9)	(10.7)
Income from continuing operations before income taxes	13.4	10.2
Income tax expense	(3.3)	(2.6)
Income from continuing operations	10.1	7.6
Loss (income) attributable to noncontrolling interests	0.5	(0.1)
Income from continuing operations attributable to Park-Ohio Holdings Corp. common shareholders	10.6	7.5
Loss from discontinued operations, net of tax	(1.0)	(1.7)
Net income attributable to Park-Ohio Holdings Corp. common shareholders	$9.6	$5.8

Income (loss) per common share attributable to Park-Ohio Holdings Corp. common shareholders:
Basic:
Continuing operations	$0.85	$0.61
Discontinued operations	(0.08)	(0.14)
Total	$0.77	$0.47
Diluted:
Continuing operations	$0.83	$0.61
Discontinued operations	(0.08)	(0.14)
Total	$0.75	$0.47
Weighted-average shares used to compute income (loss) per share:
Basic	12.4	12.2
Diluted	12.8	12.3

Dividends per common share	$0.125	$0.125

Other financial data:
EBITDA, as defined	$37.8	$31.7

Park-Ohio Holdings Corp. and Subsidiaries
Supplemental Non-GAAP Financial Measures (Unaudited)

Adjusted earnings from continuing operations is a non-GAAP financial measure that the Company is providing in this press release. Adjusted earnings from continuing operations is income from continuing operations calculated in accordance with generally accepted accounting principles ("GAAP"), adjusted for special items. The Company presents this non-GAAP financial measure because management uses adjusted earnings from continuing operations to compare its operating performance on a consistent basis over multiple periods because they remove the impact of certain significant noncash credits or charges and certain infrequent items impacting net income. Adjusted earnings is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, income from continuing operations calculated in accordance with GAAP. Adjusted income from continuing operations herein may not be comparable to similarly titled measures of other companies. The following table reconciles income from continuing operations to adjusted earnings from continuing operations:

	Three Months Ended March 31,
	2024		2023
	Earnings	Diluted EPS	Earnings	Diluted EPS
	(In millions, except for earnings per share (EPS))
Income from continuing operations attributable to Park-Ohio Holdings Corp. common shareholders	$10.6	$0.83	$7.5	$0.61
Adjustments:
Restructuring and other special charges	—	—	2.4	0.20
Acquisition-related expenses	0.3	0.03	0.1	0.01
Gain on sale of assets	—	—	(0.8)	(0.07)
Tax effect of above adjustments	(0.1)	(0.01)	(0.4)	(0.03)
Adjusted earnings	$10.8	$0.85	$8.8	$0.72

The following table shows the impact of these adjustments on our segment results (continuing operations):

	Cost of Sales	SG&A	Total	Cost of Sales	SG&A	Total
	(In millions)
	Three Months Ended March 31, 2024			Three Months Ended March 31, 2023
Supply Technologies	$—	$—	$—	$—	$0.2	$0.2
Assembly Components	—	—	—	0.3	—	0.3
Engineered Products	—	0.3	0.3	—	2.0	2.0
Corporate	—	—	—	—	—	—
Total continuing operations	$—	$0.3	$0.3	$0.3	$2.2	$2.5

Park-Ohio Holdings Corp. and Subsidiaries
Supplemental Non-GAAP Financial Measures (Unaudited)

EBITDA, as defined is a non-GAAP financial measure that the Company is providing in this press release. EBITDA, as defined reflects net income attributable to Park-Ohio Holdings Corp. common shareholders before interest expense, income taxes, depreciation and amortization, and also excludes certain charges and corporate-level expenses as defined in the Company's current revolving credit facility. The Company presents this non-GAAP financial measure because management uses EBITDA, as defined to assess the Company's performance and to calculate its debt service coverage ratio under its current revolving credit facility. EBITDA, as defined is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, net income or cash flow information calculated in accordance with GAAP. EBITDA, as defined herein may not be comparable to similarly titled measures of other companies. The following table reconciles net income to EBITDA, as defined:

	Three Months Ended March 31,
	2024	2023
	(In millions)
Income from continuing operations attributable to Park-Ohio Holdings Corp. common shareholders	$10.6	$7.5
Add back:
Interest expense, net	11.9	10.7
Income tax expense	3.3	2.6
Depreciation and amortization	8.4	7.7
Stock-based compensation expense	1.5	1.6
Restructuring, business optimization and other costs	—	2.4
Acquisition-related expenses	0.3	0.1
EBITDA loss attributable to Designated Subsidiary	1.8	—
Other	—	(0.9)
EBITDA, as defined	$37.8	$31.7

Park-Ohio Holdings Corp. and Subsidiaries
Condensed Consolidated Balance Sheets

	(Unaudited)
	March 31, 2024	December 31, 2023
	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$61.6	$54.8
Accounts receivable, net	283.8	263.3
Inventories, net	428.5	411.1
Other current assets	109.8	95.2
Total current assets	883.7	824.4
Property, plant and equipment, net	184.0	184.9
Operating lease right-of-use assets	44.9	44.7
Goodwill	114.2	110.2
Intangible assets, net	76.3	73.3
Other long-term assets	99.4	103.2
Total assets	$1,402.5	$1,340.7
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$199.3	$204.0
Current portion of long-term debt and short-term debt	12.3	9.4
Current portion of operating lease liabilities	11.6	10.6
Accrued expenses and other	170.3	139.6
Total current liabilities	393.5	363.6
Long-term liabilities, less current portion:
Long-term debt	657.3	633.4
Long-term operating lease liabilities	33.6	34.4
Other long-term liabilities	20.6	19.4
Total long-term liabilities	711.5	687.2
Park-Ohio Holdings Corp. and Subsidiaries shareholders' equity	288.5	280.4
Noncontrolling interests	9.0	9.5
Total equity	297.5	289.9
Total liabilities and shareholders' equity	$1,402.5	$1,340.7

Park-Ohio Holdings Corp. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
	2024	2023
	(In millions)
OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
Income from continuing operations	$10.1	$7.6
Adjustments to reconcile income from continuing operations to net cash provided by operating activities from continuing operations:
Depreciation and amortization	8.4	7.7
Stock-based compensation expense	1.5	1.6
Gain on sale of assets	—	(0.8)

Changes in operating assets and liabilities:
Accounts receivable	(16.1)	(9.0)
Inventories	(13.9)	(1.8)
Prepaid and other current assets	(5.8)	(6.5)
Accounts payable and accrued expenses	20.9	1.1
Other	(2.8)	0.3
Net cash provided by operating activities from continuing operations	2.3	0.2
INVESTING ACTIVITIES FROM CONTINUING OPERATIONS
Purchases of property, plant and equipment	(5.8)	(6.0)
Proceeds from sales of assets	—	1.4
Business acquisitions, net of cash acquired	(11.0)	(0.5)
Net cash used in investing activities from continuing operations	(16.8)	(5.1)
FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
Proceeds from revolving credit facility, net	24.0	3.0
Payments on other debt	(2.8)	(0.5)
Proceeds from other debt	7.1	3.2
(Payments on) proceeds from finance lease facilities, net	(0.8)	1.7
Payments related to prior acquisitions	—	(1.3)
Dividends	(1.6)	(1.6)
Payments of withholding taxes on share awards	(0.1)	—
Net cash provided by financing activities from continuing operations	25.8	4.5
DISCONTINUED OPERATIONS:
Total used by operating activities	(3.6)	(6.4)
Total used by investing activities	—	(1.5)
Total used by financing activities	—	(0.7)
Decrease in cash and cash equivalents from discontinued operations	(3.6)	(8.6)
Effect of exchange rate changes on cash	(0.9)	0.4
Increase (decrease) in cash and cash equivalents	6.8	(8.6)
Cash and cash equivalents at beginning of period	54.8	58.2
Cash and cash equivalents at end of period	$61.6	$49.6
Interest paid	$5.5	$5.2
Income taxes paid	$2.0	$3.2

Park-Ohio Holdings Corp. and Subsidiaries
Business Segment Information (Unaudited)

	Three Months Ended March 31,
	2024	2023
	(In millions)
NET SALES OF CONTINUING OPERATIONS:
Supply Technologies	$196.9	$195.8
Assembly Components	107.2	110.4
Engineered Products	113.5	117.3
	$417.6	$423.5

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES:
Supply Technologies	$19.5	$14.0
Assembly Components	8.6	7.3
Engineered Products	3.5	5.0
Total segment operating income	31.6	26.3
Corporate costs	(7.6)	(6.9)
Gain on sale of assets	—	0.8
Operating income	24.0	20.2
Other components of pension and other postretirement benefits income, net	1.3	0.7
Interest expense, net	(11.9)	(10.7)
Income from continuing operations before income taxes	$13.4	$10.2

Park-Ohio Holdings Corp. and Subsidiaries
Supplemental Non-GAAP Financial Measures (Unaudited)

Adjusted segment operating income (loss) is a non-GAAP financial measure that the Company is providing in this press release. Adjusted segment operating income (loss) is calculated as segment operating income (loss) plus adjustments for plant closure and consolidation, severance and other. The Company presents this non-GAAP financial measure because the business segments have incurred significant restructuring and related expenses during the year-to-date periods. Adjusted segment operating income (loss) is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, earnings in accordance with GAAP. Adjusted segment operating income (loss) herein may not be comparable to similarly titled measures of other companies. The following table reconciles adjusted segment operating income (loss) to segment operating income (loss):

	Three Months Ended March 31,
	2024			2023
	(In millions)
	As reported	Adjustments	As adjusted	As reported	Adjustments	As adjusted
Supply Technologies	$19.5	$—	$19.5	$14.0	$0.2	$14.2
Assembly Components	8.6	—	8.6	7.3	0.3	7.6
Engineered Products	3.5	0.3	3.8	5.0	2.0	7.0
Corporate	(7.6)	—	(7.6)	(6.9)	—	(6.9)
Gain on sale of assets	—	—	—	0.8	(0.8)	—
Operating income - continuing operations	$24.0	$0.3	$24.3	$20.2	$1.7	$21.9